UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported):       April 19, 2006
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-16

Item 4.01 Changes in Registrant’s Certifying Accountant.
     (a) On April 25, 2006, ProLink Holdings Corp. (the “Company”) filed a Current Report on Form 8-K (the “April 25th 8-K”) announcing, among other items, the dismissal of the Company’s independent accounting firm, Hein & Associates LLP (“Hein”). The April 25th 8-K is incorporated herein by reference. In addition to the matters reported therein, the Company notes that in connection with its audit for the fiscal year ended December 31, 2005, Hein previously indicated, as reported in the Company’s Annual Report on Form 10-KSB filed on April 17, 2006, that the Company’s internal controls over the preparation of its annual financial statements failed to detect and/or disclose that warrants to purchase a significant portion of the Company were issued and outstanding prior to October 1, 2005, and that in Hein’s judgment, such failure was considered to be a material weakness in the Company’s internal controls.
     In accordance with Item 4.01 of Form 8-K and Item 304 of Regulation S-B, the Company provided Hein with a copy of its disclosures contained in the April 25th 8-K and requested that Hein furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the statements made by the Company in the April 25th 8-K. On April 27, 2006, the Company received Hein’s response letter; a copy of which is attached hereto as Exhibit 16. By filing the letter as an exhibit as required by SEC regulations, the Company is not necessarily indicating its agreement with the statements contained therein.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
     The following exhibit is furnished with this report:

Exhibit No.	Description
16	Letter of Hein & Associates LLP regarding its dismissal.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2006	PROLINK HOLDINGS CORP.

	By:	/s/ Lawrence D. Bain
	Name:	Lawrence D. Bain
	Title:	President and Chief Executive Officer